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                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 21, 1995, except for Note 12, as to which the date is September 19, 1997, relating to the financial statements of Conning, Inc. & Subsidiaries, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/ Price Waterhouse LLP

Hartford, Connecticut
November 19, 1997